                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                    KB Home
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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






























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     THIS AMENDMENT NO. 1 TO THE 2002 PROXY STATEMENT OF KB HOME IS MADE TO
CORRECT CERTAIN PRINTER'S ERRORS ON THE PROXY CARDS THAT WERE FILED TOGETHER WITH THE 2002 KB HOME PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION BY EDGAR TRANSMISSION ON MARCH 1, 2002. THE ERRORS CONTAINED IN THE PROXY CARDS FILED ON MARCH 1, 2002 OCCURRED IN CONNECTION WITH THE CONVERSION OF THE PROXY CARDS TO EDGAR FORMAT; THE ACTUAL PROXY CARDS PROVIDED TO KB HOME STOCKHOLDERS CONTAIN NO ERRORS.

--------------------------------------------------------------------------------

                                     KB LOGO

                                    KB HOME
                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                                 March 5, 2002

                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of KB Home at 9:00 a.m. on April 11, 2002 at The W Hotel in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented. You may also vote by calling the 800-number listed on your Proxy Card.

We look forward to seeing you on April 11th.

                                   Sincerely,

                                /s/ BRUCE KARATZ
                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                                     KB LOGO

                            -----------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                           To Be Held April 11, 2002

                       To the Holders of the Common Stock
                                  of KB Home:

    The Annual Meeting of Stockholders of KB Home will be held on Thursday, April 11, 2002 at 9:00 a.m. Los Angeles time in the Great Room of The W Hotel,
                             930 Hilgard Avenue in
              Los Angeles, California for the following purposes:

 (1) To elect four Class I Directors, each to serve for a term of three years;

(2) To approve an amendment to the KB Home Performance-Based Incentive Plan for Senior Management to increase the limits on cash compensation that may be paid thereunder while maintaining full deductibility for the Company for Federal
                            Income Tax purposes; and

 (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

 The Board of Directors has fixed the close of business on February 14, 2002 as the record date for determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you plan to attend the meeting you may be asked to present photo identification and you may be accompanied by one guest only. If you hold your shares in a brokerage account
   (in "street name"), you will need to bring a copy of a brokerage statement reflecting your ownership of shares on February 14, 2002.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
 THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOU MAY
   ALSO VOTE BY CALLING THE 800-NUMBER LISTED ON YOUR PROXY CARD. YOUR PROMPT RETURN OF THE PROXY CARD OR TELEPHONE VOTE WILL ENSURE THAT YOUR SHARES ARE
 REPRESENTED AT THE MEETING AND WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF
                              SOLICITING PROXIES.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                              /S/KIMBERLY N. KING
                                KIMBERLY N. KING
                                   Secretary

                            Los Angeles, California
                                 March 5, 2002

                                     KB LOGO

                                     KB HOME

                            10990 Wilshire Boulevard
                          Los Angeles, California 90024

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 11, 2002
                            -------------------------

                               GENERAL INFORMATION

  Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Thursday, April 11, 2002, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 2001, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed Proxy Card will commence on or about March 6, 2002.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company's Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

  Only holders of record of the 51,174,428 shares of Common Stock outstanding at the close of business on February 14, 2002 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. The Company's Grantor Stock Trust, established to assist the Company in meeting its stock-related obligations under various employee benefit programs, held 7,941,640 shares of Common Stock outstanding for voting purposes as of the record date. These shares are voted by the trustee of the Grantor Stock Trust in accordance with instructions received from employees participating in the Company's employee stock option plans. There is no right to cumulative voting.

  The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the four individuals named under "Election of Directors", and for the amendment to the KB Home Performance-Based Incen-tive Plan for Senior Management. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted as present and will have the effect of a negative vote because the election of each director will require affirmative vote of a majority of shares present. Abstentions may be specified on approval of the amendment to the KB Home Performance-Based Incentive Plan for Senior Management, and will be counted as present for purposes of voting on the proposal, and will have the effect of a negative vote because passage of the proposal will require the affirmative votes of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and approval of the amendment to the KB Home Performance-Based Incentive Plan for Senior Management. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

  The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, and Kimberly N. King, Director of Corporate Legal Affairs and Secretary.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS
                            ------------------------

  At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that the four persons listed below be elected as Class I Directors to serve for a three-year term ending at the 2005 Annual Meeting of Stockholders. Should any of these nominees become unable to serve as a director prior to the Annual Meeting, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee. The election of each nominee will require the affirmative votes of a majority of shares present at the meeting in person or by proxy and entitled to vote.

  A brief summary of each nominee's principal occupation, business affiliations and other information follows.

--------------------------------------------------------------------------------

                                  [PHOTOGRAPH]

JANE EVANS, age 57, was elected Chief Executive Officer of Opnix Inc. in 2001, and from 1995 through 2001 she served as President and Chief Executive Officer of GAMUT Interactive, Inc. From 1991 to 1995 Ms. Evans served as Vice President and General Manager, Home and Personal Services Division, US West Communications, Inc. From 1987 to 1989 she was a general partner of Montgomery Securities, and from 1989 until 1991 she was President and Chief Executive Officer of the InterPacific Retail Group. Ms. Evans is a director of Georgia Pacific, Hypercom Corporation, Main Street & Main, Incorporated, PETsMART, Inc., and Philip Morris Companies, Inc. Ms. Evans has been a director of the Company since 1993.

                                 [PHOTOGRAPH]

JAMES A. JOHNSON, age 58, is Vice Chairman of Perseus LLC, a merchant banking and private equity firm. In 2000, Mr. Johnson served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. Mr. Johnson was employed by Fannie Mae from 1990 through 1999, where he served as Vice Chairman in 1990, Chairman and Chief Executive Officer from 1991 through 1998 and Chairman of the Executive Committee of the Board in 1999. He is Chairman of The John F. Kennedy Center for the Performing Arts and is Chairman of the Board of Trustees of The Brookings Institution. He serves on the boards of Gannett, Inc., Target Corporation, UnitedHealth Group, The Goldman Sachs Group, Inc., Cummins, Inc., Temple-Inland Inc., National Association on Fetal Alcohol Syndrome, The Enterprise Foundation and National Housing Endowment. He is a member of the American Friends of Bilderberg, The Business Council, the Council on Foreign Relations, the Trilateral Commission, and he is Chairman of the Advisory Council for Public Strategies Incorporated. Mr. Johnson has been a member of the Board of Directors since 1992.

                                 [PHOTOGRAPH]

DR. BARRY MUNITZ, age 60, is President and Chief Executive Officer of The J. Paul Getty Trust. From 1991 to 1997, Dr. Munitz was Chancellor of the California State University, the largest system of senior higher education in the United States. In 1998, he also served as Head of the Gubernatorial Transition Team for California Governor Gray Davis. In addition to his professional affiliations, since 1992 he has served on numerous public and private boards. He was a director of SunAmerica Inc., Chairman of the American Council on Education and Chairman of the California Education Round Table. He also served on the Commission on National Investment in Higher Education, and the White House Commission "America Reads." Dr. Munitz joined the Company's Board of Directors in 1999.

                                 [PHOTOGRAPH]

SANFORD C. SIGOLOFF, age 71, has been Chairman, President and Chief Executive Officer of Sigoloff & Associates, Inc. since 1989. Mr. Sigoloff was President and Chief Executive Officer of L. J. Hooker Corporation from 1989 to 1992, and was Chairman, President and Chief Executive Officer of Wickes Companies, Inc., a retail and wholesale merchandiser, from 1982 to 1988. Mr. Sigoloff was a Presidential appointee to the United States Holocaust Memorial Council in Washington, D.C. from 1988 through 1994 and is a Fellow in the American College of Bankruptcy. Mr. Sigoloff is a director of Movie Gallery, Inc. Among his many civic involvements, Mr. Sigoloff is a director of the National Conference of Christians and Jews and the Center Theatre Group; a trustee of the UCLA Foundation, the Medical Centers of Cedars-Sinai and Chaim Sheba; a member of the Executive Committee of the City of Hope and the Executive Board and the Board of Governors of The American Jewish Committee; and a national trustee and Vice President of the National Jewish Center for Immunology and Respiratory Medicine. He is also an adjunct professor at The Anderson Graduate School of Management at UCLA. Mr. Sigoloff has been a director of the Company or its predecessor since 1979.

  The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows.

--------------------------------------------------------------------------------

                                 [PHOTOGRAPH]

RON BURKLE, age 49, is the founder and managing partner of The Yucaipa Companies, a private investment firm based in Southern California. Yucaipa specializes in acquisitions, mergers and management of large retail and distribution companies. Yucaipa completed the merger of Fred Meyer, Inc., where Mr. Burkle served as Chairman, and The Kroger Company of Cincinnati forming the largest supermarket company in the United States. Mr. Burkle is also the majority shareholder of Golden State Foods, the largest manufacturer and distributor of food products to McDonald's. He is a member of the board of Occidental Petroleum Corporation, Yahoo! Inc. and Kaufman & Broad S.A., the Company's majority-owned publicly-held French subsidiary. Mr. Burkle also serves as Trustee of The John F. Kennedy Center for the Performing Arts, The J. Paul Getty Trust, the National Urban League and the Los Angeles County Museum of Art; member of the Executive Board for the Medical Sciences at UCLA, the Carter Center, Aids Project Los Angeles, RAND's Education Advisory Board, Claremont Graduate University, National Campaign Against Youth Violence and The Children Scholarship Fund; Co-Chairman of the Burkle Center for International Relations at UCLA; Founder and Benefactor of the Burkle Scholarship Award with the Los Angeles Urban League. He has been a director of the Company since 1995 and his current time expires in 2004.

                                 [PHOTOGRAPH]

HENRY G. CISNEROS, age 54, is Chairman and Chief Executive Officer of American CityVista, the homebuilding joint venture formed by Mr. Cisneros and the Company in August 2000. Previously, Mr. Cisneros was president and chief operating officer of Univision Communications, Inc. from 1997 through July 2000. From January 1993 through January 1997, Mr. Cisneros served as the Secretary of the U.S. Department of Housing and Urban Development. Prior to serving as Secretary, he was Chairman of Cisneros Asset Management Company. In 1981, Mr. Cisneros became the first Hispanic American mayor of a major U.S. city, San Antonio, Texas, and served as mayor through 1987. Mr. Cisneros has also served as President of the National League of Cities, Chairman of the National Civic League, Deputy Chair of the Federal Reserve Bank of Dallas, and as a board member of the Rockefeller Foundation. He is a director of Countrywide Credit Industries, Inc. He was elected to the Company's Board of Directors in August 2000 and will next stand for re-election in 2003.

                                  [PHOTOGRAPH]

DR. RAY R. IRANI, age 67, is Chairman and Chief Executive Officer of Occidental Petroleum Corporation. He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984 he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer, in addition to President, in 1990. Dr. Irani was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, from 1987 to 1999. An Honorary Fellow of the American Institute of Chemists, Dr. Irani is a director of the American Petroleum Institute, Cedars Bank and Health Net. He is a member of the American Chemical Society, the American Institute of Chemists, Inc., the CEO Roundtable, The Conference Board, the Council on Foreign Relations, the U.S.-Saudi Arabian Business Council, the National Petroleum Council, the Scientific Research Society of America, the American Chemical Society, and the Industrial Research Institute. He is a trustee of the University of Southern California and is Chairman of USC's Academic Affairs Committee. He is also a Vice Chairman of the Board of the American University of Beirut, he is a member of the Board of Governors of Town Hall and the World Affairs Council. Dr. Irani's current term expires in 2004 and he has been a director of the Company since 1992.

                                  [PHOTOGRAPH]

KENNETH M. JASTROW, II, age 54, has been Chairman and Chief Executive Officer of Temple-Inland Inc. since 2000. Prior to that, Mr. Jastrow served as President and Chief Operating Officer in 1998 and 1999, Group Vice President from 1995 until 1998, and as Chief Financial Officer of Temple-Inland from November 1991 until 1999. Mr. Jastrow is also a director of MGIC Investment Corporation. He was appointed to the Company's Board in December 2001 and will next stand for election in 2003.

                                  [PHOTOGRAPH]

BRUCE KARATZ, age 56, has been Chairman of the Company since 1993 and Chief Executive Officer since 1986. Mr. Karatz joined the Company's predecessor in 1972, and from 1976 through 1980 he was President of its French homebuilding subsidiary, Kaufman & Broad S.A. From 1980 until the formation of the Company in 1986, Mr. Karatz was President of Kaufman and Broad Development Group; and from 1986 to 2001 he was also President of the Company. Mr. Karatz is a director of Honeywell International Inc., Avery Dennison, The Kroger Company, National Golf Properties, Inc. and Kaufman & Broad S.A., the Company's majority-owned publicly-held French subsidiary. Among his civic and professional activities, Mr. Karatz is Chairman of the California Business Roundtable; Chairman of the Los Angeles World Affairs Council; a trustee of the RAND Corporation; a member of the Council on Foreign Relations, the Executive Committee of the Board of Governors of The Performing Arts Center of Los Angeles County, and the University of Southern California Law Center Board of Counselors. Mr. Karatz has been a director of the Company since 1986. He will next stand for re-election in 2003.

                                  [PHOTOGRAPH]

GUY NAFILYAN, age 57, has been Chairman, President and Chief Executive Officer of Kaufman & Broad S.A., the Company's majority-owned publicly-held French subsidiary, and Executive Vice President of the Company since April 1992. He was a Senior Vice President of the Company from 1987 to 1992, and from 1983 through 1987 he was President of Kaufman & Broad S.A. Mr. Nafilyan has been a director of the Company since 1987; his current term expires in 2004.

                                  [PHOTOGRAPH]

LUIS G. NOGALES, age 58, is the Managing Partner of Nogales Investors, LLC, a private equity investment firm, and is senior advisor to Deutsche Bank Private Equity Partners. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc., from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of Southern California Edison Co., Edison International, Arbitron, and Kaufman & Broad S.A., the Company's majority-owned publicly-held French subsidiary. He is a member of the board of the Inter-American Dialogue and the Pacific Council on International Policy; a trustee of The Ford Foundation, and The J. Paul Getty Trust and former Vice President of the Board of Trustees of Stanford University. Mr. Nogales has been a director of the Company since 1995 and his current term expires in 2004.

                          THE BOARD AND ITS COMMITTEES

                            ------------------------

  The Company's Board of Directors held five regular meetings during the fiscal year ended November 30, 2001. Management also periodically conferred with directors informally between meetings regarding Company affairs. During 2001, all directors attended 80% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

  During most of 2001, the Company's Board of Directors was comprised of eight non-employee directors and two employee directors. Mr. Randall Lewis was the Company's ninth non-employee director, until he stepped down from the Board of Directors in February 2001. Mr. Jastrow was elected to the Board in December 2001, bringing the number of non-employee directors back up to nine. The committees of the Board of Directors consist of the Management Development and Compensation Committee (formerly, the Personnel, Compensation and Stock Plan Committee), the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The committees of the Board of Directors are comprised entirely of non-employee directors, except for the Executive Committee, which includes one employee director.

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors reviews and makes recommendations regarding compensation and other employment benefits for the Company's officers and other members of senior management. The committee also reviews and approves awards made under the Company's employee stock plans, the Company-wide annual merit increase guidelines for base salaries and all nominations for officers of the Company. The committee also reviews, considers and provides input regarding executive succession planning. The members of the committee during 2001 were Ms. Evans and Messrs. Irani, Munitz, and Nogales, with Dr. Irani serving as Chairman. The committee held four meetings during 2001; members were also periodically consulted by management to discuss compensation or personnel issues between meetings. See the "Management Development and Compensation Committee Report on Executive Compensation" at pages 17 - 21.

AUDIT AND COMPLIANCE COMMITTEE

The function of the Audit and Compliance Committee of the Board of Directors is to approve the selection of, and review all services performed by, the Company's independent auditors; to meet, consult with, and receive reports from the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and take action, or make recommendations to the Board of Directors, with respect to the scope of the audit procedures, accounting practices, internal accounting and financial controls and legal affairs of the Company. The committee held three meetings during the year. In 2001, the committee was comprised of Ms. Evans and Messrs. Burkle, Munitz and Sigoloff. Dr. Munitz served as Chairman. See the "Audit and Compliance Committee Report" at page 34.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and nominees for new directors. The committee reviews and makes recommendations concerning other policies related to the Board of Directors, including committee composition, structure and size, and director compensation. The committee regularly evaluates Board performance to determine ways to enhance Board effectiveness. The committee also considers and makes recommendations to the Board concerning corporate governance issues and trends. In 2001, the members of the committee were Messrs. Burkle, Cisneros, Johnson and Nogales. Mr. Johnson served as Chairman of the committee, which had three meetings during the year.

  The Nominating and Corporate Governance Committee will consider qualified nominees for director. Stockholders wishing to make such recommendations should submit the name of the candidate and the candidate's background and qualifications to the committee, c/o the Secretary of the Company, 10990 Wilshire Boulevard, Los Angeles, California 90024 not later than January 1 of the year in which the proposed candidate is to be considered for nomination.

EXECUTIVE COMMITTEE

The Executive Committee has the authority of the Board of Directors between meetings of the Board of Directors except to the extent that such authority may be limited by the Company's Bylaws (which do not currently provide for any such limitation) or by applicable law. The members of the committee are Messrs. Karatz and Sigoloff; Mr. Sigoloff is Chairman. Dr. Irani serves as alternate member of the committee in the event Mr. Sigoloff or Mr. Karatz is not available to act. The committee did not meet in 2001, but acted periodically by written consent.

COMPENSATION PAID TO BOARD MEMBERS

Retainers and Meeting Fees. Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. Directors who are not employees of the Company are paid a quarterly retainer of $5,000, plus $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended. If two committee meetings are attended on the same day, $500 is paid for attendance at the second committee meeting. Each committee chairman receives an annual retainer of 500 deferred Common Stock Units or, for directors who own at least 10,000 shares of Common Stock or Stock Units and who so elect, a specified number of options (as described more fully below). A "Stock Unit" is a contract right to receive a share of Common Stock or a cash payment equal to the fair market value of a share of Common Stock. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by the Stock Units. The shares of Common Stock represented by Stock Units will be distributed in-kind or in cash, at the election of the participating director, when he or she retires or otherwise leaves the Board. Directors may defer all or a portion of their cash fees until a later specified event, such as retirement. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

Equity Awards. With a view toward further aligning the compensation of the Company's directors with the equity interests of the Company's stockholders, the Company maintains the KB Home Non-Employee Directors Stock Plan. Under the Directors Stock Plan, in 2001 each director who was serving on the Board as of the 2001 Annual Meeting received an annual grant of 2,000 Stock Units or, for directors who owned at least 10,000 shares of Common Stock or Stock Units and who so elect, a specified number of options (as described more fully below). Under the Directors Stock Plan, directors may also elect to receive all or a portion of their Board retainers and meeting fees in Stock Units rather than in cash. Directors who make this election receive Stock Units valued at 110% of the cash fees to which they would otherwise have been entitled.

  Additionally, the Directors Stock Plan provides that directors who own at least 10,000 shares of the Company's Common Stock or Stock Units may elect to receive their annual Stock Unit grant, annual retainers and/or meeting fees in options rather than in Stock Units or cash, as the case may be. The number of options granted in lieu of cash fees is equal to 110% of the cash value of the retainer or meeting fees otherwise earned and are granted at a ratio determined by reference to the market value of the Company's Common Stock on the grant date. The value of options granted in lieu of Stock Units is calculated in the same manner, except that there is no added 10% premium. Options are granted as of each Annual Meeting of Stockholders and have an exercise price equal to the average closing price of the Company's Common Stock on the New York Stock Exchange for the ten consecutive trading days immediately preceding the date of the Annual Meeting. The options are immediately exercisable and, consistent with the Company's employee stock options, have a term of fifteen years.

Charitable Giving. In furtherance of the Company's overall support for charitable giving, and in acknowledgment of the service of the Company's directors, the Company maintains a Directors' Legacy Program under which the Company will make a charitable donation to up to five charitable organizations or educational institutions of the director's choice upon his or her death. All directors are eligible to participate in the program. From the inception of the program in 1995 through 1998, the maximum charitable donation that could be made by the Company on behalf of any director was $500,000. As of January 1, 1999, the maximum charitable donation that may be made by the Company was increased to $1 million. Accordingly, directors who were serving on the Board as of January 1, 1999 vest in the original $500,000 donation in five equal annual installments of $100,000 commencing with the first anniversary of their initial election to the Board; these directors must serve on the Board for five consecutive years to be fully vested in the original donation amount. In addition, directors serving on the Board as of January 1, 1999 will vest in the increased charitable donation in annual installments of $200,000, $150,000 and $150,000, respectively; these directors must have served on the Board through January 1, 2002 to be fully vested in the additional donation. Directors first elected to the Board after January 1, 1999 vest in the full $1 million donation in five equal annual installments of $200,000; these directors must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal the cost to the Company of maintaining the program. The program has no direct compensation value to directors or their families because they do not receive any direct cash or tax savings.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK

                            ------------------------

DIRECTORS AND MANAGEMENT

The following information is furnished, as of February 28, 2002, to indicate the beneficial ownership of the Company's Common Stock by each director and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers") individually, and by all directors, Named Executive Officers and other executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director, Named Executive Officer or other executive officer owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 3.2%. As a group, all directors, Named Executive Officers and other executive officers of the Company own in the aggregate 6.0% of the Company's Common Stock.

                                                        AMOUNT AND NATURE OF
             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(a-d)
--------------------------------------------------------------------------------
Ron Burkle                                                       38,278
Henry G. Cisneros                                                 9,597
Jane Evans                                                       12,136
Dr. Ray R. Irani                                                 41,794
Kenneth M. Jastrow, II                                            --0--
James A. Johnson                                                 44,827
Bruce Karatz                                                  1,662,755
Dr. Barry Munitz                                                  6,500
Guy Nafilyan                                                    140,598
Luis G. Nogales                                                  11,667
Sanford C. Sigoloff                                              42,652
Jeffrey T. Mezger                                               220,830
John E. Goodwin                                                 103,066
Robert Freed                                                     62,530
All directors, Named Executive Officers and other
  executive officers as a group (22 persons)                  3,092,725
--------------------------------------------------------------------------------

(a) Included are Stock Units held by non-employee directors under the Non-Employee Directors Stock Plan in the following amounts: Mr. Burkle 13,155; Mr. Cisneros 2,597; Ms. Evans 10,636; Dr. Irani 11,703; Mr. Jastrow -0-; Mr. Johnson 19,972; Dr. Munitz 4,500; Mr. Nogales 11,167; and Mr. Sigoloff 17,352.

(b) Included are shares of Common Stock subject to acquisition within 60 days of February 28, 2002 through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz 929,892; Mr. Mezger 157,054; Mr. Nafilyan 80,000; Mr. Goodwin 48,543; Mr. Freed 33,918; and all executive officers as a group, 1,676,957. Also included are shares subject to acquisition within 60 days of February 28, 2002 through the exercise of options under the Non-Employee Directors Stock Plan in the following amounts: Mr. Burkle 24,623; Dr. Irani 18,091; Mr. Johnson 22,855; and Mr. Sigoloff 10,000.

(c) Included are a total of 517,827 shares of restricted Common Stock granted under the Company's employee stock plans. As of February 28, 2002, Mr. Karatz held 50,000, and Mr. Nafilyan held 25,000 shares of restricted Common Stock under a grant made in 1991. These shares vest in twelve equal annual installments, the first of which vested in 1994; full vesting will occur in 2005. For 2001, Mr. Karatz received an award of 50,369 shares of restricted Common Stock; the shares vest on January 15, 2005, three years from the date of grant. In accordance with his 1995 employment agreement, which places a $3 million limit on his cash incentive bonus, these shares represent the portion of his 2001 incentive bonus that was in excess of $3 million. In 2001, Mr. Karatz also received an award of 350,000 shares of restricted stock; the shares vest on December 31, 2008, if Mr. Karatz continues to be employed by the Company at that time. These shares represent a one-time retention grant upon the signing of Mr. Karatz' amended and restated employment contract. Please also see the "Management Development and Compensation Committee Report on Executive Compensation" at pages 17 - 21. Pursuant to a compensation program adopted in 1997 under which a portion of their annual incentive bonus is determined by the Company's, or a particular business unit's, pretax return on investment, the following Named Executive Officers also hold shares of Common Stock granted on January 15, 2002 that are restricted from sale for one year from the date of grant: Mr. Karatz 15,133; Mr. Mezger 6,005; Mr. Nafilyan -0-; Mr. Goodwin 3,859; Mr. Freed 2,421; and all executive officers as a group, 39,204. The actual number of shares of restricted Common Stock earned by most executives was greater than the amount reported because most executives elected to have shares withheld for income tax purposes; the amounts reported are shares beneficially owned by each executive less shares the executive may have elected to have withheld.

BENEFICIAL OWNERS OF MORE THAN 5 PERCENT

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 28, 2002 the only persons or entities known to be beneficial owners of more than 5% of the Company's Common Stock were as follows:

                                                      AMOUNT AND
                                                       NATURE OF        PERCENT
                                                      BENEFICIAL          OF
      NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP (a - d)     CLASS
      ------------------------------------         -----------------    -------
KB Home Grantor Stock Trust,                           7,941,640         15.52%
  Wachovia Bank, N.A., as Trustee,
Institutional Trust and Retirement Services
301 North Church Street
Winston-Salem, North Carolina 27101

Capital Growth Management Limited Partnership          4,076,000          7.85%
One International Place
Boston, Massachusetts 02110

FMR Corp.                                              3,267,641          6.49%
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company, LLP                     2,895,000          5.58%
75 State Street
Boston, Massachusetts 02109

---------------
(a) Pursuant to the amendment to Schedule 13D dated February 20, 2002 filed with the Securities and Exchange Commission by Wachovia Bank, N.A. (the "Trustee"), the KB Home Grantor Stock Trust (the "GST") holds all of the shares reported pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares reported. The Trustee has no discretion over the manner in which the shares held by the GST are voted. The trust agreement for the GST provides that, as of any given record date, employees who hold unexercised options under the Company's employee stock option plans will determine the manner in which shares of the Company's Common Stock held in the GST are voted.

     The Trustee will vote the Common Stock held in the GST in the manner directed by those eligible employees who submit voting instructions for the shares. The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. Employees who are also directors of the Company are excluded from voting; accordingly, Messrs. Karatz and Nafilyan may not direct the vote of any shares in the Trust. If all eligible employees submit voting instructions to the Trustee, as of the February 14, 2002 record date for the Annual Meeting, the other Named Executive Officers will have the right to vote the following share amounts: Mezger 1,381,836; Goodwin 407,172; and Freed 299,737; and all executive officers as a group, 5,015,450. If less than all of the eligible employees submit voting instructions, then the foregoing amounts will be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and will not be disclosed to any person including the Company.

(b) Pursuant to the Schedule 13G dated February 11, 2002 filed with the Securities and Exchange Commission by Capital Growth Management Limited Partnership, Capital Growth has sole voting power and shared dispositive power with respect to all of the shares reported as beneficially owned.

(c) Pursuant to the Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission by FMR Corp., 2,700,630 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies (collectively, the "Fidelity Funds"); with respect to these shares, FMR Corp. and Mr. Edward C. Johnson 3d exercise sole investment power and the Fidelity Funds' Boards of Trustees exercises sole voting power. Of the shares reported, 344,511 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole investment power as to 344,511 shares and sole voting power as to 329,311 shares, but no voting power as to 15,200 shares held in certain investment accounts. Of the shares reported, 1,000 shares are beneficially owned by Strategic Advisers, Inc., an investment adviser and a wholly-owned subsidiary of FMR Corp., over which shares Strategic Advisers has sole investment power but no voting power. The remaining 221,500 shares reported are beneficially owned by Fidelity International Limited, an investment adviser and an entity independent of FMR Corp., as to which shares Fidelity International Limited exercises sole investment and voting power.

(d) Pursuant to the amendment to Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission by Wellington Management Company, LLP, WMC, an investment advisor, has shared investment power with respect to all shares reported as beneficially owned, shared voting power with respect to 18,700 shares reported as beneficially owned and no voting power with respect to 2,876,300 of the shares reported as beneficially owned. Pursuant to the amendment to Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission by Vanguard Windsor Funds -- Vanguard Windsor Fund, Vanguard, an investment company, has shared investment power and has sole voting power with respect to 2,866,200 of the shares reported as beneficially owned by WMC.

                    MANAGEMENT DEVELOPMENT AND COMPENSATION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company designs executive compensation around five key objectives, which comprise the Company's executive compensation philosophy. The Management Development and Compensation Committee provides guidance, recommendations and approvals to executive compensation programs guided by the Company's executive compensation philosophy which is intended to:

- closely link executive compensation to the creation of stockholder value;

- encourage stock ownership by executives to directly align executive interests with stockholder interests;

- reward contributions that further the Company's KBnxt operational business model by aligning individual performance measures with the Company's performance objectives;

- balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives with a focus on total compensation; and

- attract, retain and motivate executives of the highest quality.

  Under the Company's total compensation focus, continuing analysis of both annual and long-term compensation is required. Annual compensation is typically determined by the pre-tax, pre-incentive profit and pre-tax return on investment of the Company (or a particular business unit). Long-term compensation awards are determined by the Company's cumulative earnings per share and the Company's (or a particular business unit's) average pre-tax return on investment over a specified period of years. Additionally, in determining the level of annual compensation, specific performance requirements are set for each executive. Performance against these requirements is analyzed to ensure that the results achieved are sustainable and that the KBnxt operational business model is being followed. This total compensation approach puts a large portion of executives' compensation at risk based on the Company's performance, as well as their individual performance. The Management Development and Compensation Committee believes that this is a balanced approach that motivates the Company's executives to continually improve the Company's performance and maintains close alignment with the interests of the Company's stockholders.

  The Company achieved record unit deliveries, total revenues, net income and earnings per share in 2001 and demonstrated substantial improvement over its 2000 performance. Unit deliveries (including joint venture units) posted year-over-year growth of nearly 9%, total revenues increased by more than 16% over 2000, diluted earnings per share increased more than 29% over 2000 (excluding the French IPO gain in 2000); and 2001 year-end backlog value (including joint ventures) increased approximately 4% over 2000. The improved results in 2001 were largely achieved through the Company's continued use of its KBnxt operational business model, which contributed to an increase in housing gross margin, higher unit delivery volume and increased net income from mortgage banking operations. The Company ended its fiscal year with a solid financial position, including $281.3 million of cash and stockholders' equity of $1.09 billion. The Company's ratio of debt to total capital improved four percentage points to

49.9% at November 30, 2001 from 53.9% at November 30, 2000. Despite the events of September 11, 2001, overall conditions in all of the Company's principal markets remained favorable during 2001.

COMPENSATION IN 2001

The following generally describes how the Company's executive officers and, in particular, the Named Executive Officers, were paid in 2001. Please see the compensation tables at pages 28 - 32 for a detailed presentation of compensation earned by the Named Executive Officers in 2001. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. Base salaries are viewed as compensation for an executive's ongoing contribution to the performance of the business units for which he or she is responsible. Increases in executive base salaries are made by reference to the Management Development and Compensation Committee's assessment of each executive's contribution to the Company's business and by reference to the Company-wide budget for base salary increases. Executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at other companies in the real estate sector. The committee reviews analyses by the Compensation Department of the Company and by outside consultants to ensure that base salaries remain competitive and are at least at the median level.

  The average merit increase, of employees receiving merit increases, was 4.3% in 2001. This increase was authorized by the Management Development and Compensation Committee in light of the Company's improved performance, and by general reference to national trends across industries. Individual base salary increases are determined by individual performance and contribution levels and ranged from 0% to 7.5% in 2001, excluding promotional increases. Base salary increases (excluding promotional increases) for the Named Executive Officers in 2001 were consistent with the Company-wide increase and the Company's merit distribution philosophy.

  In keeping with the Company's total compensation approach, base salaries, coupled with annual incentive awards, are targeted to be competitive with the upper quartiles of base salaries and incentive awards made to executives with comparable responsibilities at other companies in the real estate sector.

Annual Incentive Awards. Annual incentives are paid in cash and restricted shares of the Company's Common Stock and are intended to reward executives for improved short-term performance as measured against specific performance criteria relative to their respective businesses. In general, annual cash incentive awards paid to executives are determined by the pre-incentive, pre-tax profit of the business operations for which they are responsible. The annual cash incentive awards may be increased or decreased depending upon the pre-tax return on investment from those operations (the "PROI Modifier"), customer satisfaction as measured by the Company's Customer Satisfaction Index ("CSI"), and the results against specific individual performance measures established at the beginning of the fiscal year. This approach is intended to motivate executives to improve the Company's overall performance in a balanced manner.

  In 2001, certain executives, including two of the Named Executive Officers, earned annual cash incentive awards based upon a specific percentage of the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the PROI Modifier. Annual incentive bonuses for certain other executives, including two of the Named Executive Officers, were determined by a combina-tion of a percentage participation in the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the PROI Modifier, CSI, and assessment of their individual job performance as determined against their specific performance measures established at the beginning of the fiscal year.

  Cash incentive compensation earned by the Company's executive officers is primarily determined by the Company's performance, or by the performance of the particular business unit for which an executive is responsible. Therefore, as a result of the Company's improved performance in 2001, executive officers earned more cash incentive compensation in 2001, than they did in 2000. Of the total cash compensation earned by the Named Executive Officers in 2001, 79% was from incentives determined by the Company's performance, up 4 percentage points from 75% in 2000.

Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, as well as Performance Unit awards under the Company's Unit Performance Program.

  By providing executives with an ownership stake in the Company, stock options are intended to align executive interests with stockholder interests and to motivate executives to continually improve the long-term performance of the Company. As shown in the table entitled "Option/SAR Grants in Last Fiscal Year" at page 30, in 2001 stock option grants were made to each of the Named Executive Officers, except Mr. Nafilyan. Mr. Nafilyan's long-term incentive compensation is linked to the performance of Kaufman & Broad S.A., the Company's majority owned publicly-traded French subsidiary. Grants made to Company executives, including the Named Executive Officers, during the fourth quarter of fiscal 2001 represent their annual discretionary grants for fiscal year 2002.

  In 1998, the Committee adopted an Executive Stock Ownership Policy, designed to further the Company's strategy of closely aligning the interests of management and shareholders. The policy requires senior corporate and divisional managers to achieve ownership levels of the Company's Common Stock. Early in 2001, the target ownership levels were met by all original executives covered under the policy.

  In 2001, the Compensation Committee also made awards of Performance Units under the Unit Performance Program, which was first implemented in 1996. This long-term incentive compensation program is intended to motivate senior management toward improving the Company's long-term performance by providing incentives tied to specified long-term performance objectives for the Company. Participants in the Unit Performance Program include all executive officers (except Mr. Nafilyan), division presidents and certain other senior managers.

  The value of Performance Units awarded under the Unit Performance Program is determined over the period that the Performance Unit is outstanding by (i) the Company's cumulative earnings per share and (ii) the average pre-tax return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Compensation Committee. For all Performance Units awarded in 2001, earnings per share will determine 75% of the value of the award and pre-tax return on investment will determine 25% of the value of the award. Performance Unit payouts, if any, may be paid in cash or in stock or stock equivalents, at the discretion of Company management. It is management's current intention, absent special circumstances, to pay out Performance Units in stock or stock equivalents only. Please see "Long-Term Incentive Plans --

Awards in Last Fiscal Year" at page 32 for the Performance Units granted to each Named Executive Officer in 2001.

  The value of Performance Units awarded under the Unit Performance Program is realized, if at all, three years after the date of award. Performance Units awarded at the beginning of fiscal 1999 vested at the end of fiscal 2001 and were paid out in shares of the Company's Common Stock, underscoring the Compensation Committee's commitment to aligning executive interests with stockholder interests through increasing the levels of stock ownership by the Company's executives. Please see "Summary Compensation Table" at pages 28 and 29 for the shares of Common Stock issued to each of the other Named Executive Officers upon the vesting of their Performance Units in 2001. No employees of Kaufman & Broad S.A., the Company's French subsidiary, including Mr. Nafilyan, participate in the Unit Performance Program.

  Compensation of Chief Executive Officer in 2001. In keeping with the Company's compensation objectives, Mr. Karatz' compensation is largely driven by cash and stock-based incentives that are directly tied to the Company's financial performance. Base and incentive compensation paid to Mr. Karatz for fiscal year 2001 were paid pursuant to the terms of an agreement he entered into with the Company in 1995. On July 11, 2001, the Board amended and restated the 1995 agreement and extended the term for an additional seven years, until December 31, 2008. Pursuant to the amended and restated agreement, Mr. Karatz received a one-time retention grant of 350,000 shares of restricted stock. The restrictions on these shares lapse on the earlier of December 31, 2008 or certain other triggering events specified in the amended employment agreement. Please see "Employment Agreements and Change in Control Arrangements" at pages 24 - 26 for a more detailed description of Mr. Karatz' 1995 employment agreement and his amended and restated employment agreement. The amended and restated agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz' base salary from time to time, provided that any decrease does not fall below $900,000, which was Mr. Karatz' base salary in 2001.

  Mr. Karatz also received an annual incentive bonus of cash, Common Stock and restricted Common Stock for 2001, the amount of which was primarily determined by formulas based on the Company's pre-incentive, pre-tax profit and pre-tax return on investment. Mr. Karatz' 2001 incentive bonus was paid pursuant to the formula under his 1995 employment agreement, which specifies a $3 million limit on the amount of his bonus that may be paid in cash. For 2001, Mr. Karatz earned $1,781,225 over this cap. Accordingly, in lieu of a cash payment for this amount, Mr. Karatz received an award for 50,369 shares of three-year restricted Common Stock. The value of the shares issued on the grant date was 110% of the cash value of this portion of his incentive bonus, with a view toward compensating Mr. Karatz for the deferral and risk of loss associated with his receipt of restricted stock. The additional 42,738 shares of Common Stock that Mr. Karatz earned pursuant to the stock-based portion of his incentive bonus were withheld by the Company to cover a portion of his 2001 income tax obligations.

  Incentive compensation paid to Mr. Karatz under his employment agreement is largely made under and subject to the limitations set forth in the Performance-Based Incentive Plan for Senior Management, 1998 Stock Incentive Plan, and the 2001 Stock Incentive Plan, each of which have been approved by the Company's stockholders and are designed to qualify incentive compensation in excess of $1 million paid to the Named Executive

Officers for a tax deduction under Section 162(m) of the Internal Revenue Code. Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company and, accordingly, in 2001 Mr. Karatz received a discretionary award of 700 Performance Units under the Unit Performance Program in accordance with the principles described above. He also received an award of 600,000 options in late 2001, representing his annual discretionary grant for fiscal 2002.

POLICY ON DEDUCTIBILITY OF COMPENSATION

The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 2001 met the deductibility requirements of Section 162(m).

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE

The Management Development and Compensation Committee is responsible for approving the compensation strategy of the Company. The committee approves and monitors principal executive compensation programs, including those covering the Named Executive Officers. For each of the Company's executive officers, the committee approves annual base salary, annual incentive bonus awards, and long-term incentive awards. The Management Development and Compensation Committee also approves all officer nominations and annual merit increase guidelines for all Company employees. The committee is composed entirely of non-employee directors.

  This report is respectfully submitted by the members of the Management Development and Compensation Committee:

Dr. Ray R. Irani, Chairman
Jane Evans
Dr. Barry Munitz
Luis G. Nogales

                                    KB HOME
                         COMMON STOCK PRICE PERFORMANCE
                            ------------------------

  The graphs below compare the cumulative total return(a) of KB Home, the S&P 500 Index, the S&P Homebuilding Index and the Dow Jones Home Construction Index
(b) for the last five fiscal year-end periods. The Dow Jones Construction Index is presented for informational purposes only.

LAST FIVE FISCAL YEARS

     [PERFORMANCE GRAPH]

                                                    1996   1997   1998   1999   2000   2001
                                                    ----   ----   ----   ----   ----   ----
KB Home...........................................  100    171    202    179    258    279
S&P Homebuilding Index............................  100    149    166    122    189    216
Dow Jones Home Construction.......................  100    143    139    103    161    207
S&P 500 Index.....................................  100    129    159    192    184    162

  The above graph is based upon the Common Stock and index prices calculated as of the last trading day before December 1st of the fiscal year-end periods presented. The Company's November 30, 2001 closing Common Stock price on the New York Stock Exchange was $33.62 per share. On February 28, 2002, the Company's Common Stock closed at $43.65 per share. The performance of the Company's Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance.

  (a) Total return assumes $100 invested at market close on November 30, 1996 in the Company, the S&P 500 Index, the S&P Homebuilding Index, and the Dow Jones Home Construction Index including reinvestment of dividends.

  (b) The three companies that comprise the S&P Homebuilding Index are: Centex Corporation, Pulte Homes, Inc. and the Company. The ten companies that comprise the Dow Jones Home Construction Index are: Centex Corporation, Champion Enterprises, Inc., Clayton Homes, Inc., D.R. Horton, Inc., Lennar Corporation, MDC Holdings, Inc., NVR, Inc., Pulte Homes, Inc., Toll Brothers, Inc. and the Company.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
                            ------------------------

EMPLOYMENT AGREEMENTS

Mr. Karatz was employed under an employment agreement that he entered into with the Company in 1995 (the "1995 Agreement") that provided for a term through November 30, 2001. Effective July 11, 2001, the 1995 Agreement was amended and restated, pursuant to which, among other things, the term of the agreement was extended through December 31, 2008.

  For the 2001 fiscal year, the amended and restated employment agreement provided that Mr. Karatz' annual incentive bonus would be payable pursuant to the terms of the 1995 Agreement. The annual incentive bonus formula in the 1995 Agreement provided Mr. Karatz with an opportunity to earn an annual cash incentive bonus in an amount equal to 1.25% of the Company's pre-incentive, pre-tax profit. The formula further provided that no such bonus would be paid in any year in which the Company did not achieve a specified minimum pre-tax return on equity and, if paid, the cash portion of such bonus could not exceed $3,000,000. In addition, the Management Development and Compensation Committee has the discretion to increase or decrease Mr. Karatz' annual incentive bonus depending on the PROI Modifier. See the "Management Development and Compensation Committee Report on Executive Compensation" at page 18 for a description of the PROI Modifier. In 2001, Mr. Karatz' annual incentive cash bonus exceeded the cash limit and, accordingly, he was paid the excess in restricted shares of Common Stock. The bonus formula in the 1995 Agreement also included an opportunity to earn an annual award of Common Stock. The number of shares of Common Stock awarded each year, if any, was determined by dividing (i) the product of .50 times the Company's pre-incentive, pre-tax profit in excess of $50,000,000 by (ii) the average trading price of the Company's Common Stock on the date of grant. No annual bonus of Common Stock could be awarded to Mr. Karatz pursuant to this formula in any year in which the Company did not generate pre-incentive, pre-tax profit exceeding $50,000,000 and, if such level is exceeded, there is a specified limit on the number of shares that may be awarded. Pursuant to the terms of the 1995 Agreement, shares awarded pursuant to this formula were to be restricted until October 10, 2000, his 55th birthday. Consistent with the terms of the 1995 Agreement, the shares that would have been awarded on January 15, 2002 as a part of his 2001 bonus were not restricted. These shares were, however, withheld by the Company to cover a portion of Mr. Karatz' 2001 income tax obligation.

  For the 2002 fiscal year and each subsequent year through December 31, 2008, subject to the approval of the Company's stockholders of an amendment to any plan that permits an aggregate amount of $5 million of cash compensation to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, Mr. Karatz shall be entitled to annual incentive compensation ranging from 1% to 2% of the Company's pre-tax, pre-incentive income depending on the specified return on equity of the Company for the year. Such incentive compensation will be paid 75% in cash, and 25% in shares of three-year restricted stock, unless the cash amount exceeds $5 million, in which case any excess will also be paid in three-year restricted stock. Any restricted stock granted under the amended and restated employment agreement will vest on the third anniversary of the date of grant and will vest earlier in the event of Mr. Karatz' death, disability, involuntary termina-tion by the Company with out cause or his voluntary termination for good reason. The amended and restated employment agreement, however, provides that if the Code Section 162(m) plan amendment is not approved by stockholders, Mr. Karatz' incentive compensation in 2002, and for the remainder of the term of the amended and restated employment agreement, will be paid pursuant to the formula under the 1995 Agreement. See "Proposal Two: Amendment to the Perfomance-Based Incentive Plan for Senior Management" at pages 35 - 38 for the proposed Code
Section 162(m) plan amendment.

  The new performance-based annual incentive bonus formula in Mr. Karatz' amended and restated agreement more closely aligns with stockholders' interests than did the formula in the 1995 Agreement in several respects, including:

- Under Mr. Karatz' 1995 Agreement, if a specified minimum return on equity was achieved, he earned a fixed amount equal to 1.75% of the Company's pretax, pre-incentive income. Under the amended and restated agreement, he will earn a range from 1% to 2% of the Company's pretax, pre-incentive income depending on the Company's return on equity for the year. Therefore, his bonus opportunity under the amended and restated contract is subject to more downside risk as percentage of the entire award than under the formula in his 1995 Agreement.

- The performance-based incentive bonus formula under the amended and restated agreement requires substantially higher return on equity hurdles as a condition of payout than was contained in the 1995 Agreement. If the formula under the amended and restated agreement had been in place in 2001, to earn the same incentive bonus as Mr. Karatz did in 2001, the Company's return on equity hurdle would have been 11% higher than the 10% hurdle contained in the 1995 Agreement.

  Upon signing the amended and restated employment agreement, Mr. Karatz received a one-time retention grant of 350,000 restricted shares of Common Stock. The shares vest on December 31, 2008 provided Mr. Karatz is still employed by the Company at that time. These shares may vest earlier in the event of his death, disability, involuntary termination by the Company without cause or his voluntary termination for good reason.

  Under the amended and restated agreement, Mr. Karatz is entitled to a specified minimum annual base salary of $900,000, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a modified nonqualified retirement arrangement pursuant to which he will now receive an annual pension equal to 100% of his average base salary during the final three years of his employment, payable for 25 years, if he continues in the employment of the Company until November 30, 2008. If Mr. Karatz retires or his employment is terminated before such date, he will be entitled to a lesser amount pursuant to defined formula. The retirement arrangement is structured so that upon Mr. Karatz' death, the Company will recover the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a "change in ownership" of the Company. In addition, under the amended and restated employment agreement, Mr. Karatz is entitled to receive other benefits generally awarded to Company executives, which, in 2001 included a discretionary stock option grant, and an award of one-year sale restricted stock under the PROI Modifier. Please see the "Management Development and Compensation Committee Report" at pages 20 - 21 for additional information on compensation paid to Mr. Karatz during the year.

  In the event Mr. Karatz' employment with the Company is terminated prior to the expiration of the amended and restated agreement, Mr. Karatz or his estate, as applicable, will receive the following:

- in the event his employment is terminated as a result of his death or disability, an amount equal to two times Mr. Karatz's average annual compensation for the three fiscal years prior to the date of the termination of his employment;

- in the event his employment is terminated as a result of an involuntary termination of his employment by the Company without cause or his voluntary termination for good reason, an amount equal to three times his average annual compensation for the three fiscal years prior to the date of the termination of his employment; and

- in the event his employment is terminated within 18 months following a "change of ownership" of the Company, an amount equal to three times his average annual compensation for the three fiscal years prior to the date of the termination of his employment and if Mr. Karatz is subject to an excise tax under Section 4999 of the Internal Revenue Code, with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in ownership of the Company, an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

Upon Mr. Karatz's termination of employment on or after the expiration of his amended and restated employment agreement or upon his earlier retirement with the consent of the Board of Directors, the Company will continue to provide him and his family medical and dental benefits for Mr. Karatz' lifetime and such benefits will be reduced if Mr. Karatz becomes re-employed and is eligible to receive comparable benefits from another employer.

  No other Named Executive Officer has an employment agreement with the Company.

CHANGE IN CONTROL ARRANGEMENTS

  In 2001, the Company put in place a Change in Control Plan in which ten senior corporate executives currently participate, including Mr. Mezger. The plan is designed to encourage the retention of senior executives in the event of a change in control of the Company, which could play a key role in the continuing success of the Company in the event of a change in control. The Plan provides that if there is a "change in control" of the Company and a participating executive is terminated within a specified period after such change in ownership, other than for "cause" or "disability", as defined in the plan, or if the executive terminates for "Good Reason", the terminated executive will be entitled to receive an amount equal to one or two years' average salary and cash incentive bonus, depending on the executive.

  Under the KB Home 1988 Employee Stock Plan, the KB Home Performance-Based Incentive Plan for Senior Management, the KB Home 1998 Stock Incentive Plan, the KB Home 1999 Incentive Plan and the KB Home 2001 Stock Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a "change of ownership" of the Company. A change of ownership will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred.

  The KB Home Unit Performance Program, which is administered under the Company's employee stock plans, provides that upon a change of ownership each outstanding Performance Unit will be paid in cash at the target level.

  As part of the Company's overall strategy to utilize technology and e-business initiatives which support and facilitate achievement of the business objectives, during 2000 the Company launched the e.KB Equity Incentive Program. This Program was established to motivate executive performance in connection with the Company's e-business initiatives or investments. The program provided executives with an opportunity to receive a portion of any future distributions made by the Company's e-business initiatives after the Company has recouped its investment. No new interests were granted to executives under the e.KB Equity Incentive Program in 2001, and no distributions were made during the year. The operating agreements for each of the pre-existing e.KB LLCs under the e.KB Equity Incentive Program provide that each unvested interest held by a participant shall vest upon a change in ownership.

  The Kaufman & Broad S.A. Incentive Plan, the primary equity-based incentive plan for employees of the Company's publicly held French subsidiary, provides that in the event of a change of ownership all outstanding options shall become fully exercisable.

  The Non-Employee Directors Stock Plan provides that upon a change of ownership, all outstanding options will become immediately exercisable and Stock Units shall immediately vest and will be paid in cash or shares of Common Stock, in accordance with the prior election made by each participating director. The KB Home Directors' Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors' life insurance policies) to make the designated charitable contributions for the participating directors.

  The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Messrs. Karatz and Nafilyan deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a "change in control." A change in control is defined in the plan to include the acquisition by a person or "group" (as defined) of 25% or more of the Company's voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

                             EXECUTIVE COMPENSATION

                            ------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 2001, 2000 and 1999.

                                                                                            LONG-TERM COMPENSATION
                                                                                    --------------------------------------
                                                                                                AWARDS PAYOUTS
                                                   ANNUAL COMPENSATION              --------------------------------------
                                        -----------------------------------------                  SECURITIES
                                                                     OTHER ANNUAL    RESTRICTED    UNDERLYING      LTIP
                               FISCAL                                COMPENSATION      STOCK        OPTIONS/     PAYOUTS
      NAME AND POSITION         YEAR    SALARY($)   BONUS($)(a)         ($)(b)      AWARDS($)(c)    SARs(#)       ($)(d)
--------------------------------------------------------------------------------------------------------------------------
Bruce Karatz
  Chairman and                  2001    $895,833    $6,621,838            --0--     $12,188,806     602,328     $1,300,250
  Chief Executive               2000     847,083     4,313,800            --0--       1,977,825     500,000        773,518
  Officer                       1999     811,667     2,948,363            --0--       1,666,436     750,000        450,000
--------------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger
  Chief Operating Officer and   2001     418,333     1,897,062         $321,168         474,265     298,148        780,150
  Executive Vice                2000     400,000     1,269,370          359,890         317,343     125,000        442,010
  President                     1999     275,000     1,023,605            --0--           --0--     113,815        112,500
--------------------------------------------------------------------------------------------------------------------------
Guy Nafilyan
  Chairman, President           2001     303,811     1,121,537            --0--           --0--       --0--          --0--
  and Chief Executive           2000     295,680     1,146,899            --0--           --0--       --0--          --0--
  Officer of Kaufman            1999     324,226     1,023,617            --0--           --0--      10,000          --0--
  & Broad S.A.
--------------------------------------------------------------------------------------------------------------------------
John E. Goodwin
  Regional General              2001     259,167     1,025,634            --0--         256,408      50,000        572,110
  Manager                       2000     250,000       800,467            --0--         200,117      40,000        331,508
                                1999     177,917       600,150            --0--         139,535      29,367        112,500
--------------------------------------------------------------------------------------------------------------------------
Robert Freed
  Regional General              2001     197,917       997,389            --0--         191,253      36,944        390,075
  Manager                       2000     173,917       816,314            --0--         185,329      40,000        165,754
                                1999     163,750       510,575            --0--         127,644      22,688        112,500
--------------------------------------------------------------------------------------------------------------------------


                                ALL OTHER
                               COMPENSATION
      NAME AND POSITION           ($)(e)
-----------------------------  ------------
Bruce Karatz
  Chairman and                   $93,402
  Chief Executive                 73,186
  Officer                         71,912
--------------------------------------------------------
Jeffrey T. Mezger
  Chief Operating Officer and     22,800
  Executive Vice                   9,000
  President                        9,000
---------------------------------------------------------------------
Guy Nafilyan
  Chairman, President             11,014
  and Chief Executive              6,211
  Officer of Kaufman               3,892
  & Broad S.A.
----------------------------------------------------------------------------------
John E. Goodwin
  Regional General                15,350
  Manager                         15,000
                                  20,175
-----------------------------------------------------------------------------------------------
Robert Freed
  Regional General                 3,500
  Manager                          6,548
                                   6,188
------------------------------------------------------------------------------------------------------------

(a) Of the total annual bonus compensation reported for Mr. Karatz in 2001, $3,621,838 was paid in shares of the Company's Common Stock, the number of which was determined by reference to the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant (January 15, 2002). Of these shares, 42,738 (or $1,662,490) were withheld by the Company to satisfy Mr. Karatz' tax liability.

(b) The Named Executive Officers listed in this table receive certain personal benefits; however, for all such officers other than Mr. Mezger, such benefits did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported. In late 1999, Mr. Mezger was promoted to Chief Operating Officer and Executive Vice President of the Company, which promotion required that he relocate to the Company's Los Angeles headquarters. To facilitate this transition, the Company agreed to pay certain of Mr. Mezger's related relocation and housing expenses, in addition to the benefits he received under the Company's relocation program available to all employees. This arrangement resulted in an agreed upon amount of approximately $30,000 per month in reimbursements through the end of 2001.

(c) For 2001, the Named Executive Officers received the following awards of Common Stock as a result of the PROI Modifier: Mr. Karatz 30,728 shares; Mr. Mezger 12,192, shares; Mr. Nafilyan -0-; Mr. Goodwin 6,591 shares; and Mr. Freed 4,917 shares. These shares are restricted from sale for one year from the date of grant (January 15, 2002). The value of these awards was determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant. The actual number of shares delivered to the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes. These shares are restricted from sale for one year from the date of grant.

    Also included for Mr. Karatz is the value of a one-time retention grant of 350,000 shares of restricted Common Stock which were granted on July 11, 2001, the effective date of Mr. Karatz' amended and restated employment agreement with the Company. The shares vest on December 31, 2008, if Mr. Karatz continues to be employed by the Company at that time. The value of this award was determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(d) Payouts in 2001 to all participants under the Company's long-term incentive program, the Unit Performance Program, were made in shares of Common Stock. Accordingly, in 2001 the Named Executive Officers earned the following payouts under the Unit Performance Program: Mr. Karatz 33,425 shares; Mr. Mezger 20,055 shares; Mr. Nafilyan -0- shares; Mr. Goodwin 14,707 shares; and Mr. Freed 10,028 shares. The actual number of shares delivered to the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes.

(e) These amounts represent the Company's aggregate contributions to the Company's 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 2001, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $10,200, $43,550 and $39,652; Mr. Mezger $10,200, $12,600 and $-0-; Mr. Nafilyan $-0-, $-0-
    and $11,014; Mr. Goodwin $10,200, $5,150 and $-0-; and Mr. Freed $3,500,
    $-0-and $-0-.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes information relating to stock option grants, including original grants and reimbursement option grants pursuant to the Company's Executive Stock Ownership Policy, during 2001 to the Named Executive Officers. All options granted are for shares of the Company's Common Stock. No stock appreciation rights have been granted at any time under the Company's employee stock plans.

                       NUMBER OF     PERCENT OF                                          POTENTIAL REALIZABLE VALUE AT
                       SECURITIES      TOTAL                                                ASSUMED ANNUAL RATE OF
                       UNDERLYING     OPTIONS                                            STOCK PRICE APPRECIATION FOR
                        OPTIONS      GRANTED TO    EXERCISE OR                                  OPTION TERM(d)
                       GRANTED(#)   EMPLOYEES IN   BASE PRICE     GRANT     EXPIRATION   -----------------------------
        NAME             (a)(b)     FISCAL YEAR     ($/SH)(c)      DATE        DATE          5%($)          10%($)
----------------------------------------------------------------------------------------------------------------------
Bruce Karatz              2,328          0.1%        $33.570      2/19/01     2/19/16     $    84,319     $   248,305
                        600,000         28.1          27.900     10/30/01    10/30/16      18,061,258      53,187,134
----------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger        41,690          1.9          26.870      2/23/01     2/23/16       1,208,626       3,559,186
                        250,000         11.7          27.900     10/30/01    10/30/16       7,525,524      22,161,306
                          6,458          0.3          32.490     11/16/01    11/16/16         226,381         666,652
----------------------------------------------------------------------------------------------------------------------
Guy Nafilyan              --0--        --0--           --0--        --0--       --0--           --0--           --0--
----------------------------------------------------------------------------------------------------------------------
John E. Goodwin          50,000          2.3          27.900     10/30/01    10/30/16       1,505,105       4,432,261
----------------------------------------------------------------------------------------------------------------------
Robert Freed             11,994          0.6          33.557      2/19/01     2/19/16         434,250       1,278,787
                         25,000          1.2          27.900     10/30/01    10/30/16         752,552       2,216,131
----------------------------------------------------------------------------------------------------------------------

(a) Except as noted below, options reported are original option grants and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. The options granted on October 30, 2001 represent annual discretionary awards to the Named Executive Officers for fiscal 2002.

(b) The options granted to the Named Executive Officers on dates other than October 30, 2001 were reimbursement grants in connection with the Company's Executive Stock Ownership Policy. The Executive Stock Ownership Policy, adopted in 1998, requires the Named Executive Officers and certain other Company executives to attain specified levels of stock ownership within three years of becoming subject to the policy. Executives may receive reimbursement options to the extent original grant options are exercised to acquire shares in accordance with the Executive Stock Ownership Policy, and some of the shares acquired are sold to pay for the exercise price and tax liability. Executives receive that number of reimbursement options equal to the number of shares sold to cover the exercise price and the tax liability; the reimbursement options are fully vested on the date of grant and have an exercise price equal to the market value on the date of grant. Reimbursement option grants under the Executive Stock Ownership Policy are made only in connection with the exercise of an original option grant, and are not available with respect to the exercise of a reimbursement option. Further, the reimbursement option feature is available only for options exercised to increase share ownership in compliance with the Executive Stock Ownership Policy; grants of such options will cease to be made once a participating executive achieves his or her target stock ownership level.

(c) All options were granted at market value on the date of grant. The term "market value" as used with respect to this table was computed as the average of the high and low stock prices for the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(d) Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUE

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT FISCAL        IN-THE-MONEY OPTIONS AT
                         SHARES                               YEAR END(#)              FISCAL YEAR END($)(c)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
        NAME           EXERCISE(a)   REALIZED($)(b)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Bruce Karatz             812,847      $23,369,260       848,688       1,152,123     $10,612,785    $9,396,681
Jeffrey T. Mezger         54,000          341,222       166,009         368,332       1,809,847     2,656,872
Guy Nafilyan              20,000          361,480        76,667           3,333       1,095,187        37,263
John E. Goodwin            --0--            --0--        66,617          90,832         808,455       713,319
Robert Freed              20,757          208,914        51,740          64,165         516,817       543,863
---------------------------------------------------------------------------------------------------------------

(a) Of the options exercised by Mr. Karatz in fiscal 2001, 809,272 were exercised in connection with the settlement of his divorce in December 2000. At that time, Mr. Karatz also transferred ownership of 426,761 vested options to his ex-wife in connection with the settlement.

    The balance of the options exercised by Mr. Karatz, as well as the transactions reported for Messrs. Mezger and Freed, were exercises in accordance with the Company's Executive Stock Ownership Policy. See footnote
    (b) to the table entitled "Option/SAR Grants in Last Fiscal Year" at page
    30.

(b) Represents the difference between the market value of the Company's Common Stock at exercise minus the exercise price of the options.

(c) Represents the difference between the $33.62 closing price of the Company's Common Stock on November 30, 2001 on the New York Stock Exchange and the exercise price of the options.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

  The following table provides information on long-term incentive awards granted in 2001 to the Named Executive Officers under the Unit Performance Program. Please also see the "Management Development and Compensation Committee Report on Executive Compensation" at pages 19 - 20.

                                                             ESTIMATED FUTURE PAYOUT IN SHARES
                        NUMBER OF                                     OF COMMON STOCK
                       PERFORMANCE                        ----------------------------------------
        NAME           UNITS(#)(a)   PERFORMANCE PERIOD   THRESHOLD(#)(b)   TARGET(#)   MAXIMUM(#)
--------------------------------------------------------------------------------------------------
Bruce Karatz             700         12/1/00 - 11/30/03       11,840         23,681       35,521
Jeffrey T. Mezger        500         12/1/00 - 11/30/03        8,457         16,915       25,372
Guy Nafilyan            --0--        12/1/00 - 11/30/03        --0--          --0--        --0--
John E. Goodwin          250         12/1/00 - 11/30/03        4,229          8,457       12,686
Robert Freed             250         12/1/00 - 11/30/03        4,229          8,457       12,686
--------------------------------------------------------------------------------------------------

(a) At the beginning of fiscal 2001, the Company awarded Performance Units under the UPP for the fiscal 2001 - 2003 performance period. Each Performance Unit represents the opportunity to receive an award payable in shares of Common Stock. The target award for each Performance Unit is 33.83 shares of Common Stock. The actual number of shares awarded at the end of the performance period will depend upon the Company's cumulative EPS (weighted at 75%) and average PROI (weighted at 25%) during the performance period. The target number of shares will be awarded if a specified, targeted cumulative EPS and average PROI are achieved for the period. The threshold number of shares (16.92 shares per Performance Unit), equal to 50% of the target number, will be awarded if a specified minimum cumulative EPS and average PROI are achieved for the period. Achievement of either the specified minimum cumulative EPS or average PROI, but not both, would result in a smaller payout than the threshold number of shares. The maximum number of shares (50.75 shares per Performance Unit), equal to 150% of the target number, will be awarded if the specified maximum cumulative EPS and average PROI for the period are achieved or exceeded. The dollar value of any payout in shares will depend on the number of shares awarded at the end of the performance period and the market value of the Common Stock at that time.

(b) No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative EPS nor the specified minimum average PROI is achieved for the 2001 - 2003 performance period.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                            ------------------------

AMERICAN CITYVISTA

In August 2000, the Company and Mr. Henry Cisneros formed American CityVista, a joint venture limited liability company to build single-family homes and townhouse communities in the central zones of major metropolitan areas where new residential development has not occurred in recent years. On February 10, 2001, American CityVista commenced sales in its first community, Lago Vista in San Antonio, Texas. American CityVista is jointly capitalized by the Company and Mr. Cisneros, with Mr. Cisneros having a 65% majority ownership interest in the venture, and the Company owning the remaining 35%. Mr. Cisneros is Chairman of the Board and Chief Executive Officer of American CityVista. Mr. Karatz is a director of American CityVista, which also has a third, jointly-selected outside director. As of February 27, 2002, the Company had contributed $2,100,000 to the joint venture. In addition, in 2001 the Company made payments totaling $140,000 to the venture to reimburse American CityVista for its promotional efforts on behalf of the Company.

  Since August 2000, Mr. Cisneros has served on the Board of Directors of the Company. Mr. Cisneros is neither an employee of the Company nor does he receive any compensation or other benefits from the Company other than those received by all non-employee directors of the Company.

TEMPLE-INLAND INC.

In the ordinary course of its business, the Company's Texas homebuilding operations directly and indirectly purchase certain building materials, including drywall, siding, and lumber, from subsidiaries of Temple-Inland Inc. In 2001, the Company received $328,685 in trade allowances on building materials that it purchased from Temple-Inland. In addition, Guaranty Bank, another subsidiary of Temple-Inland, is a participating lender under the Company's primary unsecured credit facility. The Company also maintains some of its day-to-day checking accounts with Guaranty Bank. The Company's purchase of building materials from, and its financing arrangements with, Temple-Inland and its subsidiary savings bank were negotiated on arms-length bases, and the terms of such transactions are consistent with the terms under which the Company purchases materials from other suppliers and secures financing from other banks.

  Mr. Kenneth M. Jastrow, II, is Chairman and Chief Executive Officer of Temple-Inland, and was elected to the Board of Directors of the Company in December 2001. Mr. James A. Johnson is a director of the Company and is also a director of Temple-Inland.

KB HOME MORTGAGE COMPANY

Through its mortgage banking subsidiary, KB Home Mortgage Company, the Company offers home mortgage loans to its employees and directors. These mortgage loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectability. Such loans are typically promptly sold to third-party mortgage purchasers.

                     AUDIT AND COMPLIANCE COMMITTEE REPORT

                            ------------------------

The Company's Audit and Compliance Committee acts under a written Audit Committee Charter. Each of the members of the Audit Committee is independent as defined by the Audit Committee Charter and the listing standards of the NYSE.

  The Audit Committee reviews the Company's financial reporting process and its internal controls processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles used in the United States.

  In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors' independence.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2001, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the members of the Audit and Compliance
Committee:

Dr. Barry Munitz, Chairman
Ron Burkle
Jane Evans
Sanford C. Sigoloff

                                 PROPOSAL TWO:
                       AMENDMENT TO THE PERFORMANCE-BASED
                      INCENTIVE PLAN FOR SENIOR MANAGEMENT

                            ------------------------

Stockholder approval of an amendment to the KB Home Performance-Based Incentive Plan for Senior Management (the "Performance-Based Incentive Plan") is being sought this year. The primary purposes of the Performance-Based Incentive Plan are to motivate senior executives of the Company through performance-based incentives designed to achieve long-range performance goals, while also qualifying such compensation for deductibility under Section 162(m) of the Internal Revenue Code.

  In recognition of the significant growth and improved performance of the Company since the Performance-Based Incentive Plan was adopted in 1995, your Board of Directors is recommending an amendment to the plan to increase the limits on the amount of any cash award that may be paid thereunder. The proposed increase will more appropriately reflect the current size, scope and profitability of the Company -- all of which have grown exponentially since the Performance-Based Incentive Plan was adopted. The proposed increase will ensure that the Company (i) remains competitive in attracting and retaining highly skilled executive talent and (ii) continues to motivate its senior executives to further the aggressive growth of the Company, thereby increasing shareholder value, while at the same time continuing to maintain deductibility under Code
Section 162(m).

DESCRIPTION OF THE PERFORMANCE-BASED
INCENTIVE PLAN

The following summary of the Performance-Based Incentive Plan is qualified in its entirety by reference to the plan, a copy of which may be obtained by making a written request to the Secretary of the Company and will be available at the Annual Meeting.

  The purposes of the Performance-Based Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional senior executive employees, (ii) motivating such employees by means of performance-based incentives to achieve long-range performance goals, (iii) enabling such employees to participate in the long-term growth and financial success of the Company, and (iv) qualifying the compensation paid under the plan as performance-based for purposes of Code Section 162(m).

  Awards may be made under the Performance-Based Incentive Plan to officers of the Company or its subsidiaries, as designated by the Management Development and Compensation Committee. Currently, Messrs. Karatz and Mezger are the only officers whom the Management Development and Compensation Committee have selected to participate in the Performance-Based Incentive Plan.

  At the commencement of each performance period (i.e., the fiscal year), the Compensation Committee establishes performance goals and corresponding target awards based on one or more objective performance criteria. Such goals, criteria and target awards may vary among participants. The performance criteria may include one or more of the following objective measurements, as determined in accordance with generally accepted accounting principles: pre-tax income, after-tax income, cash flow, return on equity, return on capital, earnings per share, unit volume, net sales or service quality, as measured by preset quality objectives.

  Awards are based upon the level of achievement of the pre-established performance goals. Awards may be paid in cash, stock options, SARs, restricted stock or a combination thereof. The awards are paid as soon as practicable after the performance period, except to the extent cash awards may be deferred under any deferred compensation plan that may be adopted by the Company. Under the current provisions of the Performance-Based Incentive Plan, annual cash awards to a participant other than the Chief Executive Officer may not exceed $2 million and annual cash awards to the Chief Executive Officer may not exceed $3 million. No more than an aggregate total of 1,000,000 shares may be issued under the Performance-Based Incentive Plan. No more than 100,000 shares may be issued to any participant in any year; provided, however, that this number may be increased in any year to the extent that stock-based awards in prior years under the Performance-Based Incentive Plan to that participant represented less than 100,000 shares.

  The Management Development and Compensation Committee has full power to administer and interpret the Performance-Based Incentive Plan and to establish rules for its administration. The Management Development and Compensation Committee or the Board of Directors may amend, suspend or terminate the Performance-Based Incentive Plan at any time.

DISCUSSION OF INTERNAL REVENUE CODE SECTION 162(m)

Under the provisions of Code Section 162(m), the allowable deduction for compensation paid or accrued with respect to the Named Executive Officers is limited to $1 million per year. However, certain types of compensation are exempted from this limitation, including performance-based compensation. "Performance-based compensation" is compensation paid (i) upon the attainment of an objective performance goal or goals, (ii) upon approval by the Compensation Committee, which committee must be comprised entirely of outside directors, and
(iii) pursuant to a plan as to which stockholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The Company intends that awards under the Performance-Based Incentive Plan continue to qualify as "performance-based compensation" so that these awards will not be subject to the deductibility limitation.

REASON FOR THE PROPOSED AMENDMENT

Stockholders initially approved the Performance-Based Incentive Plan at the Company's 1995 Annual Stockholders Meeting; and re-approved the plan without amendment at the 2001 Annual Stockholders Meeting, thereby preserving full tax deductibility of awards under the Performance-Based Incentive Plan for an additional five years, as required under Treasury Regulations promulgated under Code Section 162(m).

  Since 1995 when the Performance-Based Incentive Plan was adopted, the Company has experienced remarkable growth on all measures and has demonstrated steady profitability, while at the same time significantly improving its operating efficiency:

                                                      GROWTH
                           1995           2001       1995-2001
--------------------------------------------------------------
Unit Deliveries......  7,857          24,868           3.2x
Revenues.............  $1.4 billion   $4.6 billion     3.3x
Net Income...........  $29 million    $214 million     7.4x
Diluted EPS..........  $.58           $5.50            9.5x
Unit Backlog.........  1,412          11,225           7.9x
--------------------------------------------------------------

  Perhaps most importantly, the Company's stock price has outperformed the S&P 500, the S&P

Homebuilding Index and the Dow Jones Home Construction Index. See the "Common Stock Price Performance" graph at pages 22 - 23. The graph illustrates that $100 invested in the Company's Common Stock in November 1996 increased to $279 by November 2001. This solid growth and profitable performance is, in the view of your Board of Directors, largely attributable to the strong, innovative leadership provided by the Company's senior executives.

  In 2001, Mr. Karatz' employment agreement with the Company which was entered into in 1995 (the "1995 Agreement") was amended and restated. The amended and restated employment agreement was negotiated by the Management Development and Compensation Committee and was approved by the full Board of Directors. Subject to stockholder approval of an amendment of a plan that permits an aggregate amount of $5 million in cash compensation to qualify for tax deductibility under Code Section 162(m), the amended and restated employment agreement provides for a new incentive compensation formula that is directly tied to higher return on equity measures than were contained in his 1995 Agreement. This new formula subjects Mr. Karatz' annual incentive bonus payout to greater "downside risk" than the 1995 Agreement if the Company does not achieve the higher return on equity measures specified in such formula. The new formula also provides an increased payout opportunity if the performance of the Company exceeds those measures, thereby creating greater motivation to continually improve the performance of the Company. In this manner, Mr. Karatz' amended and restated employment agreement is even more closely linked with the interests of the Company's stockholders than was his 1995 Agreement. See "Employment Agreements and Change in Control Arrangements" at pages 24 - 26.

  Accordingly, to allow for the new higher return on equity based cash incentive bonus formula in Mr. Karatz' amended and restated employment agreement and in view of the Company's tremendous growth since the plan was initially approved in 1995, your Board of Directors, is requesting stockholders to approve an amendment to the Performance-Based Incentive Plan to increase from $3 million to $5 million the maximum amount of cash incentive compensation that may be paid pursuant to the plan in a given year to the Chief Executive Officer.

  In the event stockholders disapprove this Proposal, (i) the incentive compensation formula in Mr. Karatz' amended employment agreement will not go into effect and his future incentive compensation will be paid pursuant to the formula established under his 1995 Agreement and (ii) any incentive compensation that exceeds the maximum cash amount currently allowable under the Performance-Based Incentive Plan will be paid in shares of restricted Common Stock.

  Mr. Mezger does not have a formal employment agreement with the Company. However, he receives an annual cash incentive bonus based on the achievement of pre-established performance measures that are set by the Management Development and Compensation Committee and paid under the plan. See the "Management Development and Compensation Committee Report on Executive Compensation" at pages 18 - 19. So that the Company may continue to provide Mr. Mezger with performance-based compensation opportunities that provide appropriate motivation relative to the size, growth and profitability of the Company, your Board of Directors is requesting stockholders approve an amendment to the Performance-Based Incentive Plan to increase the maximum amount of cash incentive compensation payable under the plan in a given year to any individual other than the

Chief Executive Officer from $2 million to $3 million.

  The actual amount of payments for the 2002 fiscal year under the amended cash incentive compensation limits proposed for the Performance-Based Incentive Plan are not currently determinable because such amounts are dependent on future attainment of the performance goals with respect to such payments. Set forth below, however, is the actual performance-based incentive compensation that was earned by Messrs. Karatz and Mezger for fiscal 2001, as well as the incentive compensation that would have been earned by Messrs. Karatz and Mezger in the 2001 fiscal year if the amendments to the Performance-Based Incentive Plan and the incentive compensation formula under Mr. Karatz' amended and restated employment agreement had been in effect in the 2001 fiscal year.

                           2001 INCENTIVE
                            COMPENSATION:
                               ACTUAL
                       -----------------------
     PARTICIPANT          CASH        TOTAL
----------------------------------------------
Bruce Karatz.........  $3,000,000   $6,621,838
Jeffrey T. Mezger....  $1,897,062   $1,897,062
----------------------------------------------

                           2001 INCENTIVE
                            COMPENSATION:
                              PROFORMA
                       -----------------------
     PARTICIPANT          CASH        TOTAL
----------------------------------------------
Bruce Karatz.........  $5,000,000   $7,650,000
Jeffrey T. Mezger....  $1,897,062   $1,897,062
----------------------------------------------

STOCKHOLDER APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposed amendment to the Performance-Based Incentive Plan.

BOARD RECOMMENDATION

In view of the continuous strength of the Company's performance since the Performance-Based Incentive Plan was adopted in 1995, and the need to ensure that the Company is able to continue to motivate its senior executives to further the aggressive growth of the Company, thereby increasing shareholder value while at the same time continuing to maintain tax deductibility under
Section 162(m), YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS

                            ------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company's reporting persons during 2001.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial information and management's discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 2001 are included at pages 32 through 64 of the Company's 2001 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent auditors thereon, selected financial information, and management's discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as the Company's independent auditors for 2001. This firm has advised the Company that it has no direct or indirect financial interest in the Company. For the 2001 fiscal year, the Company paid Ernst & Young LLP the following fees:

                             FINANCIAL INFORMATION
                              SYSTEMS DESIGN AND
AUDIT FEES   AUDIT RELATED    IMPLEMENTATION FEES    ALL OTHER FEES
-------------------------------------------------------------------
 $491,198      $247,629             $--0--              $133,483
-------------------------------------------------------------------

Audit related services generally include fees for statutory and pension audits, foreign and domestic registration statements, operational internal audit procedures and accounting consultations. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER BUSINESS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than October 24, 2002. Further, management proxies for the Company's 2003 Annual Meeting of Stockholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide the Company with written notice of such proposal prior to January 10, 2003.

COST AND METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $15,000.

By Order of the Board of Directors,

Kimberly N. King
Secretary

March 5, 2002
Los Angeles, California

PROXY


                                 [KB HOME LOGO]


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 11, 2002


     The undersigned hereby appoints Bruce Karatz and Kimberly N. King, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of KB Home Common Stock the undersigned is entitled to vote at the KB Home Annual Meeting of Stockholders to be held on April 11, 2002, or at any adjournment thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2, AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                              FOLD AND DETACH HERE

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE


                     Your Directors recommend a vote "FOR":


1. ELECTION OF DIRECTORS in Class I


                                                            WITHHOLD
                                          FOR               AUTHORITY
                                   (EXCEPT AS MARKED        TO VOTE FOR
                                    TO THE CONTRARY)      NOMINEES LISTED
Nominees: 01 Jane Evans                   [ ]                   [ ]
          02 James A. Johnson
          03 Dr. Barry Munitz
          04 Sanford C. Sigoloff



To withhold authority to vote for any individual nominee, strike a line through the nominee's name.


2. Approval of amendment to PERFORMANCE-BASED
   INCENTIVE PLAN FOR SENIOR MANAGEMENT

   FOR       AGAINST     ABSTAIN
   [ ]         [ ]         [ ]


   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***



By checking the box to the right, I consent to future access of KB Home's Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access,
such as usage and telephone charges, will be my responsibility.     [ ]


Signature(s)_________________________________________ Date ______________, 2002
Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

                             *FOLD AND DETACH HERE*


                   [TELEPHONE] VOTE BY TELEPHONE [TELEPHONE]
                          QUICK *** EASY *** IMMEDIATE


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.435.6710 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

OPTION 1:  To vote as the Board of Directors recommends on BOTH proposals, press
1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

-  Proposal 1:  to vote FOR ALL nominees, press 1;

                to WITHHOLD AUTHORITY for all nominees, press 9;


                to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.


-  Proposal 2:  to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE

PROXY

                                 [KB HOME LOGO]

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 11, 2002


         CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY
                  TRUSTEE FOR THE KB HOME 401(k) SAVINGS PLAN


     Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of KB Home (the "Company") held by you for my account under the Company's Amended and Restated 401(k) Savings Plan at the Company's Annual Meeting of Stockholders to be held on April 11, 2002 at 9:00 a.m., and at all adjournments thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposals 1 and 2, and upon such other business as may come before the Annual Meeting in accordance with the Board of Directors' recommendation.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)


--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *


________________________________________________________________________________

INSTRUCTION CARD                                                         KB HOME
________________________________________________________________________________

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 11, 2002
________________________________________________________________________________

Dear Fellow Employee:

     Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 5, 2002 to ensure that your vote is counted.


                                                  Bruce Karatz
                                                  Chairman and
                                                  Chief Executive Officer

                                                           PLEASE MARK
                                                           YOUR VOTES AS     [X]
                                                           INDICATED IN
                                                           THIS EXAMPLE




--------------------------------------------------------------------------------
                     Your Directors recommend a vote "FOR":
--------------------------------------------------------------------------------
1.   ELECTION OF DIRECTORS in Class I
                                                                   WITHHOLD
                                                FOR               AUTHORITY
                                          (Except as marked      to vote for
                                           to the contrary)     nominees listed


     Nominees: 01 Jane Evans
               02 James A. Johnson               [ ]                  [ ]
               03 Dr. Barry Munitz
               04 Sandford C. Sigoloff

To withhold authority to vote for any individual nominee, strike a line through the nominee's name.



                                                   FOR     AGAINST    ABSTAIN
2.   Approval of amendment to PERFORMANCE-BASED
     INCENTIVE PLAN FOR SENIOR MANAGEMENT          [ ]       [ ]        [ ]




***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***




                           By checking the box to the right, I consent
                           to future access of KB Home's Annual Reports,     [ ]
                           Proxy Statements, prospectuses and other communications electronically via the
                           Internet. I understand that the company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon
                           Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.



Signature(s) _____________________________ Date __________________, 2002
Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.



                              FOLD AND DETACH HERE

                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.435.6710 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.


OPTION 1:      To vote as the Board of Directors recommends on BOTH proposals, press 1.


WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.


OPTION 2:      If you choose to vote on each Proposal separately, press 0. You will hear these instructions:


o    Proposal 1:    to vote FOR ALL nominees, press 1;
                    to WITHHOLD AUTHORITY for all nominees, press 9;
                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

o    Proposal 2:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.


    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE

PROXY

                                 [KB HOME LOGO]

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 11, 2002


                CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
                  TRUSTEE FOR THE KB HOME GRANTOR STOCK TRUST



     With respect to the voting at the Annual Meeting of Stockholders of KB Home (the "Company") to be held on April 11, 2002, or any adjournment or postponement thereof, the undersigned participant in the Company's employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company's Grantor Stock Trust, to vote all of the shares for which the undersigned is entitled to direct the vote under the Grantor Stock Trust in accordance with the following instructions:


     THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT UNDER THE COMPANY'S GRANTOR STOCK TRUST WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS CARD IS SIGNED AND RETURNED, BUT NO CHOICES ARE INDICATED, THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT WILL BE VOTED FOR PROPOSALS 1 AND 2, AND UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)


--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *


________________________________________________________________________________

INSTRUCTION CARD                                                         KB HOME
________________________________________________________________________________

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 11, 2002
________________________________________________________________________________

Dear Fellow Employee:

     Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 5, 2002 to ensure that your vote is counted.


                                                  Bruce Karatz
                                                  Chairman and
                                                  Chief Executive Officer

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE


                     Your Directors recommend a vote "FOR":


1. ELECTION OF DIRECTORS in Class I


                                                            WITHHOLD
                                          FOR               AUTHORITY
                                   (Except as marked        to vote for
                                    to the contrary)      nominees listed
Nominees: 01 Jane Evans                   [ ]                   [ ]
          02 James A. Johnson
          03 Dr. Barry Munitz
          04 Sanford C. Sigoloff



To withhold authority to vote for any individual nominee, strike a line through the nominee's name.


2. Approval of amendment to PERFORMANCE-BASED
   INCENTIVE PLAN FOR SENIOR MANAGEMENT

   FOR       AGAINST     ABSTAIN
   [ ]         [ ]         [ ]


   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***



By checking the box to the right, I consent to future access of KB Home's Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access,
such as usage and telephone charges, will be my responsibility.     [ ]


Signature(s)_________________________________________ Date ______________, 2002
Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

                             *FOLD AND DETACH HERE*


                   [TELEPHONE] VOTE BY TELEPHONE [TELEPHONE]
                          QUICK *** EASY *** IMMEDIATE


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.435.6710 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

OPTION 1:  To vote as the Board of Directors recommends on BOTH proposals, press
1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

-  Proposal 1:  to vote FOR ALL nominees, press 1;

                to WITHHOLD AUTHORITY for all nominees, press 9;


                to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.


-  Proposal 2:  to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE